                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          PUBLIC SERVICE COMPANY OF NEW MEXICO
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                                ALVARADO SQUARE
                         ALBUQUERQUE, NEW MEXICO 87158

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 1995
                             ---------------------

To the Holders of Common Stock of
PUBLIC SERVICE COMPANY OF NEW MEXICO

    Notice is hereby given that the Annual Meeting of Stockholders of PUBLIC SERVICE COMPANY OF NEW MEXICO ("PNM") will be held in the auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., in the City of Albuquerque, New Mexico, on April 25, 1995, at 9:30 a.m., Mountain Daylight Time, for the following purposes:

    1. To elect three directors of PNM to hold office in accordance with the Restated Articles of Incorporation of PNM until the Annual Meeting of Stockholders in 1998, or until their successors shall be duly elected and qualified.

    2. To consider and vote upon the approval of the selection by the Board of Directors of PNM of Arthur Andersen LLP as independent auditors to audit the consolidated financial statements of PNM and subsidiaries for the fiscal year ending December 31, 1995.

    3. To consider and act upon such other matters as may properly come before the meeting.

    Only holders of PNM Common Stock of record at the close of business on March 6, 1995 will be entitled to notice of and to vote on all matters to come before the meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          Patrick T. Ortiz
                                          CORPORATE SECRETARY

March 22, 1995

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, EXECUTE, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE, USING THE ENCLOSED SELF-ADDRESSED ENVELOPE WHICH REQUIRES NO POSTAGE.

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                                   (PNM LOGO)

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 1995

    A proxy in the accompanying form is solicited on behalf of the Board of Directors of PUBLIC SERVICE COMPANY OF NEW MEXICO ("PNM") for use at the 1995 Annual Meeting of Holders of the Common Stock of PNM, to be held on April 25, 1995 in the auditorium of the UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., in Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, and at any adjournments thereof, for the purposes set forth in the accompanying notice. Stockholders may revoke their proxy by attendance at the meeting and by voting their shares in person or by executing a later proxy changing the vote on the earlier proxy. A proxy, when executed and not so revoked, will be voted in accordance with the instructions thereon. In the absence of specific instructions, proxies will be voted by those named in the proxy FOR the election of directors nominated, FOR the approval of the selection of Arthur Andersen LLP as independent auditors of PNM and subsidiaries, and on all other matters in accordance with their best judgment.

    This Proxy Statement is first being mailed to the holders of PNM Common Stock on or about March 22, 1995, in connection with the solicitation of proxies by PNM's Board of Directors for use at the Annual Meeting.

    In addition to soliciting proxies through the mail, certain employees of PNM may solicit proxies in person and by telephone. PNM has retained Beacon Hill Partners, Inc. to assist in the solicitation of proxies, primarily from brokers, banks and other nominees, for an estimated fee of $2,500. The cost of soliciting proxies will be borne by PNM. PNM will, upon request, reimburse brokers, banks, nominees, custodians and other record holders for their out-of-pocket expenses of forwarding proxy materials to the beneficial owners of the shares.

                               VOTING INFORMATION

    Only holders of PNM Common Stock of record at the close of business on March 6, 1995 will be entitled to vote at the Annual Meeting. At such date, there were 41,774,083 shares of PNM Common Stock outstanding. Each such share of PNM Common Stock is entitled to one vote on each of the matters properly brought before the Annual Meeting.

    In order to elect directors and approve the selection of auditors, a quorum must be present or represented at the meeting and the affirmative vote of the holders of a majority of the shares of PNM Common Stock present and entitled to vote at the Annual Meeting is required.

    Under PNM's By-laws, the presence at the meeting, either in person or by properly executed proxy, of the holders of a majority of the outstanding shares of PNM Common Stock is necessary to constitute a quorum to conduct business at the Annual Meeting.

    The aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote FOR, AGAINST, or ABSTAIN from voting, will generally be counted for purposes of determining the minimum number of affirmative votes required for approval of those matters requiring only the affirmative vote of a majority of the shares present at the meeting, and the total number of votes cast FOR each of these matters will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting on a matter by a stockholder present in person or represented by proxy at the meeting has the same legal effect as a vote AGAINST the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not be counted in calculating voting results on those matters for which the broker or other entity has not voted.

    PNM is not aware of any arrangements, the operation of which might at a subsequent date result in a change in control of PNM.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

    The following persons are the only persons known to PNM, as of March 8, 1995, to be the beneficial owners of more than 5% of PNM's voting securities:

                           NAME & ADDRESS OF             NATURE OF BENEFICIAL         NUMBER        PERCENT
  TITLE OF CLASS            BENEFICIAL OWNER                  OWNERSHIP              OF SHARES     OF CLASS
- ------------------  --------------------------------  --------------------------  ---------------  ---------
Common Stock        The Prudential Insurance Company  Sole Voting & Dispositive          8,700(1)
                    of America                         Power
                    Prudential Plaza                  Shared Voting &                2,125,430(1)
                    Newark, NJ 07102-3777              Dispositive Power
                                                      TOTAL                          2,134,130(1)       5.1%

Common Stock        Mellon Bank Corporation           Sole Voting Power              3,367,000(2)
                    One Mellon Bank Center            Shared Voting Power              323,239(2)
                    Pittsburgh, PA 15258              Sole Dispositive Power         4,006,000(2)
                                                      Shared Dispositive Power          83,000(2)
                                                      TOTAL                          4,399,239(2)     10.53%

- ------------------------
(1) As reported on Amendment No. 4 to Schedule 13G dated February 2, 1995 and filed with the Securities and Exchange Commission by The Prudential
     Insurance Company of America. PNM makes no representation as to the accuracy or completeness of such information.

(2) As reported on Amendment No. 2 to Schedule 13G dated March 8, 1995 filed with the Securities and Exchange Commission by Mellon Bank Corporation. PNM makes no representation as to the accuracy or completeness of such information.

                             ELECTION OF DIRECTORS

    Three directors will be elected at the Annual Meeting to hold office for the ensuing three years in accordance with PNM's Restated Articles of Incorporation providing for staggered terms of directors of three years each. The three directors elected at this meeting will hold office until the Annual Meeting of Stockholders of PNM in 1998, or until their successors have been elected and qualified. It is intended that votes will be cast pursuant to proxies for the following nominees:

                  NAME                                ADDRESS
- ----------------------------------------  -------------------------------
John T. Ackerman........................  Albuquerque, New Mexico
Joyce A. Godwin.........................  Albuquerque, New Mexico
Manuel Lujan, Jr........................  Albuquerque, New Mexico

    If at the time of the meeting any of the nominees named herein should be unable to serve in this capacity, a circumstance not now anticipated by management, it is intended that the proxies will vote for such substitute nominees as may be designated by PNM's Board of Directors. Proxies cannot be voted for a greater number of persons than three, the number of nominees named above.

    A vacancy on the Board of Directors, created on December 8, 1993 by the resignation of a director, was filled on April 5, 1994 by the appointment of Manuel Lujan, Jr. Mr. Lujan's term expires with the 1995 Annual Meeting. Mr. Lujan is a nominee for election to the Board of Directors at such meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES.

    Each of the directors of PNM and each of the nominees for election at the Annual Meeting has advised PNM that, as of February 1, 1995, he or she beneficially owned directly or indirectly equity securities of PNM as set forth below:

                                                                                                SHARES OF COMMON
                                                                                                   STOCK OWNED
                                                                                                 BENEFICIALLY AS
                                                                                                       OF
          NAME, AGE, ADDRESS AND                    PRINCIPAL OCCUPATION AND BUSINESS           FEBRUARY 1, 1995
     WHEN TERM OF OFFICE WILL EXPIRE                EXPERIENCE DURING PAST FIVE YEARS               (H)(I)(J)
- ------------------------------------------  --------------------------------------------------  -----------------
(a)(b) John T. Ackerman (53)                Chairman of the Board since August 1993                    10,933
Albuquerque, New Mexico                     Chairman, President and Chief Executive Officer of
(a director since June 1990);                 PNM (May 1991 to August 1993)
1998 Annual Meeting
                                            President and Chief Executive Officer of PNM (June
                                              1990 to May 1991)
                                            President and Chief Operating Officer, Gas
                                              Operations of PNM (February 1985 to June 1990)

                                                                                                SHARES OF COMMON
                                                                                                   STOCK OWNED
                                                                                                 BENEFICIALLY AS
                                                                                                       OF
          NAME, AGE, ADDRESS AND                    PRINCIPAL OCCUPATION AND BUSINESS           FEBRUARY 1, 1995
     WHEN TERM OF OFFICE WILL EXPIRE                EXPERIENCE DURING PAST FIVE YEARS               (H)(I)(J)
- ------------------------------------------  --------------------------------------------------  -----------------
(a)(b)(d)(f)(g) Joyce A. Godwin (51)        Retired since December 1993                                 2,434
Albuquerque, New Mexico                     Vice President and Secretary, Presbyterian
(a director since May 1989);                  Healthcare Services, Albuquerque, New Mexico, a
1998 Annual Meeting                           company which owns, leases or manages 13
                                              hospitals and related health care concerns in
                                              New Mexico and Colorado (1979 to December 1993)
                                            Chairman and President, Southwest Business
                                              Ventures, Inc., a holding company for
                                              Presbyterian Healthcare Services' for-profit
                                              ventures (1986 to December 1993)
(a)(c)(g) Manuel Lujan, Jr. (66)            Insurance Agent, Manuel Lujan                               3,000
Albuquerque, New Mexico                     Insurance, Inc., a local, independent insurance
(a director since April 1994);                agency, since 1948
1998 Annual Meeting                         Consultant on U.S. governmental matters, focusing
                                              on Western U.S. issues, since 1993
                                            U.S. Secretary of the Interior (1989-1993)
                                            Director, SODAK Gaming, Inc.
(b)(c)(d) Robert G. Armstrong (48)          President, Armstrong Energy                                 2,824
Roswell, New Mexico                         Corporation, Roswell, New Mexico (oil and gas
(a director since May 1991);                  exploration and production)
1997 Annual Meeting                         Director, Sunwest Bank of Roswell, N.A.
(c)(g) Reynaldo U. Ortiz (48)               Chief Executive Officer, Jones Education                    1,224
Denver, Colorado                            Networks, Inc. (a cable television programming
(a director since April 1992);                company) since March 1994
1997 Annual Meeting
                                            Senior Vice President, Jones Financial Group, Inc.
                                              (a cable-multiple system operator)
                                              (January-March 1994)
                                            Vice President, Corporate Public Policy, U S WEST,
                                              Inc. (a telecommunications company) (1991-1994)
                                            President, U S WEST New Vector, Inc. (1990-1991)
                                              (a subsidiary of U S WEST, Inc.)
                                            President, U S WEST International (1988-1990) (a
                                              subsidiary of U S WEST, Inc.)

                                                                                                SHARES OF COMMON
                                                                                                   STOCK OWNED
                                                                                                 BENEFICIALLY AS
                                                                                                       OF
          NAME, AGE, ADDRESS AND                    PRINCIPAL OCCUPATION AND BUSINESS           FEBRUARY 1, 1995
     WHEN TERM OF OFFICE WILL EXPIRE                EXPERIENCE DURING PAST FIVE YEARS               (H)(I)(J)
- ------------------------------------------  --------------------------------------------------  -----------------
(b)(d)(e)(f) Paul F. Roth (62)              Retired since October 1992                                  2,624
Sanibel, Florida                            President, Greater Dallas Chamber of Commerce,
(a director since May 1991);                  Dallas, Texas (September 1991 - September 1992)
1997 Annual Meeting
                                            President, Texas Division of Southwestern Bell
                                              Telephone Company, Dallas, Texas (November 1988
                                              to March 1991)
(c)(f)(g) Laurence H. Lattman (71)          Retired since July 1993                                     1,500
Albuquerque, New Mexico                     President, New Mexico Institute of Mining and
(a director since May 1993);                  Technology (1983-July 1993)
1996 Annual Meeting
(e) Benjamin F. Montoya (59)                President and Chief Executive Officer of                    1,000
Albuquerque, New Mexico                     PNM since August 1993
(a director since October 1993);            Senior Vice President and General Manager, Gas
1996 Annual Meeting                           Supply Business Unit, Pacific Gas and Electric
                                              Company (1991 to August 1993)
                                            Vice President, Sacramento Valley Region, Pacific
                                              Gas and Electric Company (1990-1991)
                                            Manager, Sacramento Division, Sacramento Valley
                                              Region, Distribution Business Unit, Pacific Gas
                                              and Electric Company (1989-1990)
(b)(d)(e) Robert M. Price (64)              Retired in 1990                                             1,200
Edina, Minnesota                            Chairman and Chief Executive Officer, Control Data
(a director since July 1992);                 Corporation, a computer manufacturing company
1996 Annual Meeting                           (prior to 1990)
                                            Director, Rohr Industries, Inc.
                                            Director, Premark International, Inc.
                                            Director, International Multifoods Corp.

- ------------------------
(a)  A nominee for election at the Annual Meeting.

(b)  A member of the Executive Committee.

(c)  A member of the Audit Committee.

(d)  A member of the Management Development and Compensation Committee.

(e)  A member of the Finance Committee.

(f)  A member of the Nominating Committee.

(g)  A member of the Corporate and Public Responsibility Committee.

(h) As used herein, beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security.

(i) As of February 1, 1995, directors and executive officers of PNM as a group owned beneficially 34,693 shares of PNM Common Stock, or less than 1% of the total number of shares outstanding. Such number of shares does not include 917 shares of PNM Common Stock owned by the spouse of an executive officer, as to which shares beneficial ownership is disclaimed. Included in the shares shown above for Mr. Ackerman as well as in the 34,693 shares for directors and executive officers as a group are shares currently allocated to executive officers and held in trust under the terms of the Employee
     Stock Ownership Plan ("ESOP"), in which the participant has voting  rights.
     The Board of Directors has voted to take the steps necessary to terminate the ESOP as of March 1, 1993. Upon termination, which is awaiting Internal
     Revenue Service action, the shares will be distributed to the participants.

(j)  Included  in  the shares  shown above  for Mr.  Armstrong, Ms.  Godwin, Mr.
     Lattman, Mr.  Lujan, Mr.  Ortiz and  Mr.  Roth are  shares held  under  the
     Director Restricted Stock Retainer Plan, in which the directors have voting rights. (See "COMPENSATION OF DIRECTORS").

    PNM is advised that none of its directors or nominees for director owns beneficially any shares of PNM Cumulative Preferred Stock, the only other class of equity securities of PNM presently outstanding, or any shares in its subsidiary companies.

    See "STOCK OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS" and "CERTAIN LEGAL PROCEEDINGS" for certain information relating to executive officers.

                          BOARD AND COMMITTEE MEETINGS

    During 1994, the Board held nine meetings. The following standing committees of the Board held the number of meetings indicated: Audit, five; Corporate and Public Responsibility, eight; Executive, three; Finance, five; Management Development and Compensation, seven; and Nominating, six. None of the directors attended fewer than 75% of the aggregate of all meetings held by the Board and by all committees of the Board on which he or she served.

                          BOARD AND COMMITTEE POLICIES

    In January 1991, the Board modified existing Board service policies and adopted a new policy to provide for an orderly rotation of the membership of the Board. This policy was clarified in an amendment adopted in December 1993. The Board has also adopted certain policies with regard to committee appointments. The following is a summary of these policies.

    RETIREMENT POLICIES. Upon attaining the age of 72 years, a director will submit a written resignation to the Board for acceptance by the Board at such time as the Board in its discretion deems advisable. A director who is an employee of PNM will, on the date of such person's retirement as an employee of PNM, submit a resignation to the Board for acceptance by the Board at such time as the Board in its discretion deems advisable. The retirement policy does not apply to any member of the Board with service as chief executive officer of PNM.

    MAXIMUM TERM  OF  OFFICE.   Under  the  Board  policies, no  person  who  is
presently serving or who hereafter serves as a director of PNM shall be nominated to serve more than four times. It is the intent of this policy that each member of the Board will normally serve for a period of no more than twelve years, plus a portion of an unexpired term, if any, if the director was initially appointed to serve out an unexpired term of a director who resigned, retired or died in office. Terms of office served prior to adoption of the policies will be counted in determining whether the four-term limitation has been reached. The maximum term of office policy does not apply to any member of the Board with service as chief executive officer of PNM.

    In adopting the four-term limitation, the Board made it clear that the policy is not to be construed to mean that renomination for a second, third or fourth term will be routine. An evaluation process will be implemented by the Nominating Committee of the Board to determine that each renomination is in the best interest of PNM.

    COMMITTEE APPOINTMENT POLICIES. Under the policies pertaining to committee appointments, members of the Management Development and Compensation Committee and the Audit Committee must be non-employee directors only, and the Chairman of the Nominating Committee must be a non-employee director.

                            COMMITTEES OF THE BOARD

    The members of the standing committees of the Board are shown in the foregoing table. The responsibilities of the committees are as follows:

    THE AUDIT COMMITTEE consists of three outside members of the Board of Directors. It reviews the financial statements of PNM and meets with and receives reports and other communications from its internal and outside independent auditors. The Committee represents the Board of Directors in accounting and auditing related activities of PNM. It has the responsibility to make recommendations to the Board with respect to appointment of the independent public accountants, to approve the scope of the annual audit and to monitor and review the effectiveness of PNM's management of the accounting functions.

    THE CORPORATE AND PUBLIC RESPONSIBILITY COMMITTEE reviews and monitors policies and their implementation that deal with PNM's responsibility to the communities in which it does business and determines the standards which govern business transactions. These policies include, but are not limited to, environmental, affirmative action, charitable contributions, political action committee, and communications to various constituencies.

    THE EXECUTIVE COMMITTEE consists of the Chairman of the Board of Directors and the Chairs of the standing committees. It exercises the power of the Board of Directors in the management of the business affairs and property of PNM during intervals between the meetings of the Board of Directors.

    THE FINANCE COMMITTEE consists of a majority of outside directors. It reviews and recommends to the Board the capital structure and financial strategy for PNM, including dividend policy. It has overview of PNM's financial performance, investment procedures and policies, pension fund performance and funding level, and risk management strategies and policies. The Committee specifically has responsibility for the review and approval of all single capital expenditures in excess of $1 million and reviews capital expenditures in excess of $100,000 and the quarterly capital appropriation reports.

    THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE consists entirely of outside directors. It reviews the compensation policies and benefit programs of PNM and how they relate to the attainment of goals. The Committee recommends to the Board the compensation philosophy and guidelines for the entire executive and managerial group, including members of the Board of Directors, giving emphasis to rewarding long term results and maximizing shareholder value. The Committee conducts an annual performance evaluation of the chief executive officer and is also charged with assuring management continuity through annual review and approval of a management development and succession program.

    THE NOMINATING COMMITTEE currently consists entirely of outside directors. It has the responsibility to make recommendations to the Board with respect to nominees to be designated by the Board for election as directors, as well as recommendations concerning the effectiveness, structure, size and composition of the Board, including committee assignments and candidates for election as Chairman of the Board. The Nominating Committee expects normally to be able to identify from its own resources the names of qualified nominees, but it will accept from security holders recommendations of individuals to be considered as nominees. Security holder recommendations for the 1996 Annual Meeting, together with a description of the proposed nominee's qualifications, relevant biographical information, and the proposed nominee's signed consent to serve, should be submitted in writing to the Secretary of PNM and received by that office on or before October 1, 1995. The determination of nominees recommended by the Nominating Committee to the Board is within the sole discretion of the Committee, and the final selection of the Board's nominees is within the sole discretion of the Board of Directors.

                           CERTAIN LEGAL PROCEEDINGS

    Bellamah Community Development ("BCD"), a general partnership that engaged in real estate operations in the southwestern United States, is the debtor in a proceeding in the United States Bankruptcy Court for the District of New Mexico that commenced on June 1, 1989 under Chapter 11 of the Bankruptcy Code and converted to a Chapter 7 proceeding by order entered on January 29, 1990. The general partners of BCD include Meadows Resources, Inc., a wholly-owned subsidiary of PNM. Certain former executive officers of PNM had served on the management committee of BCD. In addition, Mr. Max H. Maerki, Senior Vice President and Chief Financial Officer of PNM, had served as an executive officer of Meadows and as vice chairman of the executive committee of BCD.

                             SELECTION OF AUDITORS

    Action is to be taken with respect to the approval of the selection, by the Board of Directors, of the firm of Arthur Andersen LLP as independent auditors to audit the consolidated financial statements of PNM and subsidiaries for the fiscal year ending December 31, 1995. The firm has been the independent auditors of PNM since 1993. Arthur Andersen LLP has no financial interest in PNM or any of its subsidiaries. A representative of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders to answer appropriate questions and to make any statement the representative might desire.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS.

                                 REPORT OF THE
               MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE*

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE PHILOSOPHY

    Two basic principles guide PNM's compensation program. First, senior management's compensation program should reflect both individual performance and the achievement of PNM's goals. Second, the program should be as competitive, relative to the utility industry, as possible in order to attract, motivate, and retain key management members. New Mexico compensation trends are also considered in determining competitiveness of the program.

COMPENSATION ELEMENTS

    The senior management compensation program, which is designed to meet the philosophy of the Management Development and Compensation Committee (the "Committee"), has three components: base salary, management benefits, and incentive plans.

    BASE SALARIES. In 1994, base salaries, the fixed component of pay, were conservatively tied to the average level of base salaries among gas and electric utilities which are included in compensation surveys sponsored by the Edison Electric Institute and the American Gas Association. The Committee believes that direct competitors for executive talent comprise a larger group than the group of companies included in the peer group established to compare shareholder returns. For incumbent members of senior management, base salaries were unchanged in 1994 in keeping with the provisions of PNM's Performance Stock Plan.

    MANAGEMENT BENEFITS. The benefits provided for senior management are based upon benefits provided to all employees. The benefits focus on retirement, life insurance, health care, severance and retention.

    INCENTIVE PLANS. The Committee believes that the third component of the compensation program, incentive plans, is critically important to PNM's compensation philosophy and in achieving PNM's goals. The Committee believes this third element should have both a short-term and long-term focus. The short-term element should consist of "at risk" pay or rewards paid out in cash while the long-term element should be equity or stock-based compensation.

    Currently, management is in the process of implementing a results-based reward program. The Committee expects this program to be in place by the end of the first quarter of 1995. The program would introduce an "at risk" cash compensation element to PNM's existing compensation program.

    The long-term focus is addressed through implementation of the Performance Stock Plan. The Performance Stock Plan is a stock option incentive plan which provides grants in two different ways. The first, initial grants, are granted in lieu of base salary merit increases. The second provides for grants based on a formula, where achievement of equally weighted goals determines if the options will be granted. These goals are approved by the Board of Directors. The grants are then adjusted based on PNM's total return to shareholders compared to the industry peer group discussed in the "Stock

- ------------------------
 *The Report of the Management Development and Compensation Committee shall not be deemed to be incorporated into any filing by PNM under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Performance" section of the Proxy Statement. Individual awards are based on the participant's position with PNM. Previous years' grants are not considered in determining the number of awards granted.

    In 1994, there were two goals: one based on earnings per share and one based on customer satisfaction. PNM achieved both of these goals. Therefore, 250,794 options, with an exercise price of $13.00, were granted effective December 31, 1994 to the executive officer participants.

    In December 1994, the Board approved management's proposal for a one-time cash bonus to be paid to employees. The bonus was based on PNM's 1994 performance. Bonuses to all PNM officers, in the aggregate amount of $200,000, will not be paid until PNM resumes paying a dividend. When the dividend is resumed, the amounts to be paid to executive officers will be determined. Mr. Montoya, President and CEO, elected, and the Board agreed, that he will not receive any portion of this bonus amount.

CHIEF EXECUTIVE OFFICER COMPENSATION FOR 1994

    In July 1993, the Board offered Mr. Montoya the position of President and CEO. Data provided by an executive compensation consultant and an executive search firm were considered in determining Mr. Montoya's compensation. Mr. Montoya's 1994 base compensation remained unchanged from the amount originally set when he was hired.

    In 1994, Mr. Montoya received an initial grant under the Performance Stock Plan of 8,306 stock options and he also earned 86,332 stock options based on the attainment of PNM's earnings per share and customer satisfaction goals. The exercise prices for these options are $11.50 and $13.00, respectively.

CERTAIN TAX MATTERS

    PNM has no policy with respect to qualifying compensation paid to officers for deductibility under Section 162(m) of the Internal Revenue Code because PNM's compensation levels do not approach the limits as defined by the Code and it is not anticipated that the compensation of PNM's management will approach those limits in the foreseeable future.

COMMITTEE PROCESS

    The executive compensation program is administered by the Committee. The Committee consists of independent directors who are not PNM employees and who qualify as disinterested persons for the purposes of SEC Rule 16b-3 adopted under the Securities Exchange Act of 1934.

    The Committee is accountable for all compensation matters for PNM's senior management. The Committee has retained an independent executive compensation consulting firm whose recommendations are considered by the Committee in making decisions regarding the appropriateness of the executive compensation program.

                               Management Development and Compensation Committee

                                              Paul F. Roth, Chair
                                              Robert G. Armstrong
                                              Joyce A. Godwin
                                              Robert M. Price

                             EXECUTIVE COMPENSATION

    The following table sets forth certain information regarding compensation paid during each of the last three fiscal years for the current chief executive officer and each of the four most highly compensated executive officers serving at the end of the year, based on salary and bonus earned during 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                                                      --------------
                                                                                          AWARDS
                                                        ANNUAL COMPENSATION           --------------
                                               -------------------------------------    SECURITIES
                                                                       OTHER ANNUAL     UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL POSITION                   SALARY       BONUS    COMPENSATION    OPTIONS/SARS   COMPENSATION
    (AS OF DECEMBER 31, 1994)         YEAR         ($)       ($)(A)       ($)(B)           (#)             ($)
- ----------------------------------  ---------  -----------  ---------  -------------  --------------  -------------
B. F. Montoya                            1994  $   317,967      0           --              94,638     $    37,528(d)
  President and CEO                      1993      164,578(c)     0         --              0          $     6,924(d)
M. P. Bourque                            1994      126,537     --           --              30,748          0
  Senior Vice President,                 1993      126,528      0           --               7,889          0
   Energy Services                       1992      126,169      0           --              0               0
M. H. Maerki                             1994      172,243(e)    --         --              30,748          0
  Senior Vice President                  1993      162,240      0           --               7,889          0
   and Chief Financial                   1992      161,028      0           --              0               0
   Officer
P. T. Ortiz                              1994      126,384     --           --              30,748          0
  Senior Vice President,                 1993      126,384      0           --               7,889          0
   General Counsel                       1992      125,203      0           --              0               0
   and Secretary
J. E. Sterba                             1994      126,903(e)    --         --              0               0
  Senior Vice President,                 1993      124,501      0           --              0               0
   Bulk Power Services                   1992      130,105      0           --              0               0

- ------------------------
(a) A deferred bonus fund of $200,000 was established in December 1994, based on PNM's 1994 performance, from which lump sum awards to all officers of PNM, excluding the President and CEO, will be paid at such time as PNM pays a dividend to its shareholders. The amount of the individual awards will be determined by the President and CEO at that time. Amounts ultimately payable to each of the above-named executive officers are currently unknown.

(b)  The dollar value of perquisites and other personal benefits for each of the
     named  executive  officers   was  less  than   the  established   reporting
     thresholds.

(c)  Mr. Montoya became an employee of PNM in August 1993.

(d) These amounts represent relocation, home sale and interim living expenses paid to Mr. Montoya in 1993 and 1994.

(e) These amounts include vacation sales during 1994, and do not reflect an increase in base salaries.

                       OPTION GRANTS IN 1994 FISCAL YEAR

                                                              INDIVIDUAL GRANTS
                                         ------------------------------------------------------------
                                           NUMBER OF
                                          SECURITIES    PERCENT OF TOTAL
                                          UNDERLYING      OPTIONS/SARS
                                         OPTIONS/SARS      GRANTED TO      EXERCISE OR                  GRANT DATE
                                            GRANTED       EMPLOYEES IN     BASE PRICE    EXPIRATION    PRESENT VALUE
NAME                                        (#)(A)         FISCAL YEAR       ($/SH)         DATE          ($)(B)
- ---------------------------------------  -------------  -----------------  -----------  -------------  -------------
B. F. Montoya..........................        8,306             1.0%       $   11.50      06/30/2004   $    23,402
                                              86,332            10.7%       $   13.00      12/31/2004   $   275,399
M. P. Bourque..........................       30,748             3.8%       $   13.00      12/31/2004   $    98,086
M. H. Maerki...........................       30,748             3.8%       $   13.00      12/31/2004   $    98,086
P. T. Ortiz............................       30,748             3.8%       $   13.00      12/31/2004   $    98,086
J. E. Sterba...........................        0                0               0             0              0

- ------------------------
(a) These nonqualified options are exercisable following vesting on June 30, 1996. These options may also become fully exercisable upon the occurrence of certain other events such as a change in control (as defined in the Performance Stock Plan) of PNM.

(b) These amounts represent a theoretical present valuation based on the Black-Scholes Option Pricing Model. The actual value, if any, an executive officer may realize ultimately depends on the market value of PNM's Common Stock at a future date. This valuation is provided pursuant to Securities and Exchange Commission disclosure rules. There is no assurance that the value realized will be at or near the value estimated by the Black-Scholes model. Assumptions used to calculate this value are: price volatility, 24.35%; risk-free rate of return, 7.83%; dividend yield, 3%; and time to exercise, four years. These amounts or any of the assumptions should not be used to predict future performance of stock price or dividends. PNM has not declared common dividends since January 1989. The inclusion of a dividend yield assumption for the sole purpose of calculations using the Black-Scholes Option Pricing Model is not to be construed as a projection of the resumption of dividend payments.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND DECEMBER 31, 1994 OPTION VALUES

                                                   NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED
                                                        OPTIONS AT         IN-THE-MONEY OPTIONS AT
                                                     DECEMBER 31, 1994      DECEMBER 31, 1994(A)
                                                  -----------------------  -----------------------
NAME                                              EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
- ------------------------------------------------  -----------------------  -----------------------
B. F. Montoya...................................         0/94,638                $0/$12,459
M. P. Bourque...................................         0/38,637                   $0/$0
M. H. Maerki....................................         0/38,637                   $0/$0
P. T. Ortiz.....................................         0/38,637                   $0/$0
J. E. Sterba....................................            0/0                     $0/$0

- ------------------------
(a) Computed by reference to the New York Stock Exchange composite transaction closing price of PNM's Common Stock on December 31, 1994 of $13.00 per share.

                 STOCK OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS

    Each of the executive officers named in the above table (except Mr. Montoya, whose stock ownership is reported above under "ELECTION OF DIRECTORS") has advised PNM that, as of February 1, 1995, he or she beneficially owned directly or indirectly Common Stock of PNM as set forth below:

                                                              SHARES OF COMMON STOCK
                                                             OWNED BENEFICIALLY AS OF
                                                                 FEBRUARY 1, 1995
NAME                                                                 (A)(B)(C)
- -----------------------------------------------------------  -------------------------
M. P. Bourque..............................................                365
M. H. Maerki...............................................                504
P. T. Ortiz................................................                507
J. E. Sterba...............................................              1,847

- ------------------------
(a) As used herein, beneficial ownership means the sole or shared power to vote, or to direct the voting of, a security and/or investment power with respect to a security.

(b) Includes shares currently allotted to such executive officers and held in trust under the terms of the ESOP. See footnote (i) to the table under "ELECTION OF DIRECTORS".

(c) All such amounts are less than one percent of the outstanding Common Stock of PNM.

    PNM is advised that none of its executive officers owns beneficially any shares of PNM Cumulative Preferred Stock, the only other class of equity securities of PNM presently outstanding, or any shares in its subsidiary companies.

                               STOCK PERFORMANCE*

    The following graph compares the yearly percentage change in the cumulative total shareholder return on PNM's Common Stock during the five fiscal years ended December 31, 1994, with the cumulative total return on the S&P 500 Stock Index and the cumulative total return on an index of peer companies selected by PNM. Companies in the peer group are combined electric and gas utilities each of which has an investment in a nuclear power generating station. The peer group companies are as follows: Baltimore Gas & Electric, Central Hudson Gas and Electric, CMS Energy Corp., Commonwealth Energy System, Consolidated Edison Company of New York, Delmarva Power & Light Company, IES Industries, Inc., Iowa-Illinois Gas & Electric Company, Long Island Lighting Company, New York State Electric & Gas Corp., Niagara Mohawk Power Corp., Northern States Power Company, Pacific Gas and Electric Company, PECO Energy Company, Public Service Enterprises Group, Rochester Gas & Electric Corp., San Diego Gas & Electric Company, SCANA Corporation, Wisconsin Energy Corp., WPS Resources Corp., and WPL Holdings, Inc.

- ------------------------
 *The "STOCK PERFORMANCE" section of this Proxy Statement shall not be deemed to be incorporated by reference into any filing by PNM under either the Securities Act of 1933 or the Securities Exchange Act of 1934.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
                  AMONG PUBLIC SERVICE COMPANY OF NEW MEXICO,
                    A PEER GROUP AND THE S&P 500 STOCK INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                        1989       1990       1991       1992       1993       1994
Public Svc Co N Mex         100         57         67         85         77         88
PEER GROUP                  100         99        127        140        156        132
S&P 500                     100         97        126        136        150        152

- ------------------------
(1) This illustration assumes $100 invested on December 31, 1989 in PNM Common Stock, the S&P 500 Stock Index and the combination gas and electric company peer group. Each mark on the axis displaying the years 1989 through 1994 represents December 31 of that year. Total Return includes reinvestment of all dividends. The historical shareholder return shown above may not be indicative of future performance.

    RETIREMENT PLAN AND RELATED MATTERS. PNM and its subsidiaries have a non-contributory defined benefit plan (the "Retirement Plan") covering employees who have at least one year of service and have attained the age of 21. During 1994 and 1995, PNM made contributions to the Retirement Plan for plan year 1994 in the amount of $7,090,847. The amount of any contribution with respect to any one person cannot be determined. Directors who are not employees do not participate in the Retirement Plan.

    The following table illustrates the annual benefits that would be provided under the Retirement Plan to employees who retire at the indicated compensation and year of service levels and who elect to receive the benefits, which are calculated on a straight-life annuity basis, over their remaining lives. Benefits shown are maximum annual benefits payable at age 65 to participants who retire at age 65.

                               PENSION PLAN TABLE

    AVERAGE OF HIGHEST                                   CREDITED YEARS OF SERVICE
  ANNUAL BASE SALARY FOR    -----------------------------------------------------------------------------------
  3 CONSECUTIVE YEARS(A)      5(B)        10         15          20           25           30        32 1/2(C)
- --------------------------  ---------  ---------  ---------  -----------  -----------  -----------  -----------
$ 50,000..................  $   5,000  $  10,000  $  15,000  $    20,000  $    25,000  $    30,000  $    32,500
 100,000..................     10,000     20,000     30,000       40,000       50,000       60,000       65,000
 150,000..................     15,000     30,000     45,000       60,000       75,000       90,000       97,500
 200,000..................     20,000     40,000     60,000       80,000      100,000      120,000      130,000
 250,000..................     25,000     50,000     75,000      100,000      125,000      150,000      162,500
 300,000..................     30,000     60,000     90,000      120,000      150,000      180,000      195,000
 350,000..................     35,000     70,000    105,000      140,000      175,000      210,000      227,500
 400,000..................     40,000     80,000    120,000      160,000      200,000      240,000      260,000
 450,000..................     45,000     90,000    135,000      180,000      225,000      270,000      292,500
 500,000..................     50,000    100,000    150,000      200,000      250,000      300,000      325,000

- ------------------------
(a) For these purposes, compensation consists of base salaries and includes any amount voluntarily deferred under the Master Employee Savings Plan. It generally does not include bonuses, payments for accrued vacations, or overtime pay.

(b) Although years of service begin accumulating from the date of employment, vesting occurs after five years of service.

(c) The maximum number of years generally taken into account for purposes of calculating benefits under the Retirement Plan. Under limited circumstances, an additional 3% retirement benefit could be earned by an employee working beyond age 62.

    The amounts shown in the table above are not subject to any deduction for Social Security benefits or other offset amounts.

    Credited years of service which can be used to calculate benefits as shown in the above table have been accumulated by executive officers under the Retirement Plan, the Accelerated Management Performance Plan discussed below and the supplemental employee retirement agreements discussed below. Credited years of service so computed as of December 31, 1994 are as follows: Mr. Montoya, 1.42 years; Ms. Bourque, 8 years; Mr. Maerki, 22.36 years; Mr. Ortiz, 3.25 years; and Mr. Sterba, 19.76 years. The executive officers' remuneration which would be used to calculate benefits is determined by reference to the Retirement Plan and the supplemental employee retirement agreement discussed below. Such amounts as of December 31, 1994 are as follows: Mr. Montoya, $320,004; Ms. Bourque, $134,932; Mr. Maerki, $170,312; Mr. Ortiz, $134,456; and Mr. Sterba, $124,832.

    In January 1981, the Board of Directors approved an executive retirement program for a group of management employees. The program was intended to attract, motivate and retain key management employees. Messrs. Maerki and Sterba and certain other key management employees are eligible to participate in one or more of the plans in the program. Under the program, as originally adopted, key management employees had the opportunity to earn additional credit for years of service toward retirement (the "Accelerated Management Performance Plan"). The Accelerated Management Performance Plan, as amended and restated, phased out the accumulation of additional credits by January 1, 1990. In addition, the amended and restated plan includes a provision allowing key management employees to receive a reduced benefit from the plan upon attaining early retirement without having attained the maximum credits for years of service. Monthly benefits received pursuant to the Accelerated Management Performance Plan are offset by monthly benefits received pursuant to the Retirement Plan.

    As approved by the Board in 1989, a supplemental employee retirement agreement was entered into with Mr. Maerki. Under the agreement with Mr. Maerki, his retirement benefits would be computed as if he had been in the continuous employment of PNM since February 15, 1974.

    The Board of Directors has approved the establishment of an irrevocable grantor trust under provisions of the Internal Revenue Code generally in connection with the management benefit plans discussed in the preceding two paragraphs and the supplemental retirement agreements with certain former executive officers. Under the terms of the trust, PNM may, but is not obligated to, provide funds to the trust, which has been established with an independent trustee, to aid in meeting its obligations under such plans. Funds in the amount of approximately $12.7 million were provided to the trust in 1989. No additional funds have been provided to the trust.

    The Retirement Plan was amended in 1993. The amendment affected the officers and managers who participated in the Performance Stock Plan and were ineligible for base salary merit increases. The retirement benefit calculation was adjusted so that such persons would not be penalized for participating in the Performance Stock Plan.

    Federal tax legislation enacted in 1993 imposed a $150,000 limitation on compensation that can be considered in determining retirement benefits under qualified retirement plans. A PNM plan adopted in 1993 provides nonqualified deferred compensation benefits to executives to the extent their retirement benefits under the Retirement Plan, the Accelerated Management Performance Plan and supplemental employee retirement agreements are limited as a result of the $150,000 compensation limitation imposed by the 1993 tax legislation.

                           COMPENSATION OF DIRECTORS

    Shareholders approved the "Director Restricted Stock Retainer Plan" at the May 1992 Annual Meeting. Subsequent to that Annual Meeting, each non-employee director received a restricted stock grant of 924 shares (fair market value of $12,012). Portions of that stock vested in 1993 and 1994 in accordance with the terms of the plan. Mr. Robert M. Price, Dr. Laurence H. Lattman, and Mr. Manuel Lujan, Jr. were not directors at the date of grant and did not receive the 1992 restricted stock grant. The Director Restricted Stock Retainer Plan was amended to provide for a cash retainer to be paid in lieu of restricted stock in the event PNM is unable to grant restricted stock because of regulatory, legal or contractual restrictions on issuing or repurchasing stock for the plan and to allow directors the election, upon specified prior notice, to receive cash instead of restricted stock. A trust was established for the purpose of purchasing and holding restricted stock grants pending the lapse of restrictions. The trustee of such trust is an independent third party.

    Directors who were not full-time employees received $350 in 1994 for each meeting of the Board or a committee thereof attended. Any director who is an employee of PNM or one of its subsidiaries receives no compensation for services as director. In December 1993, the Board of Directors restructured the duties and compensation of the position of Chairman of the Board, increasing the duties and establishing the level of compensation. The Chairman now receives an annual retainer that is four times the amount paid to other non-employee directors, of which one-fourth is paid on terms identical to the retainer paid to other non-employee directors, and is paid meeting fees for attending Board and Executive Committee meetings. The meeting fees for the Chairman are three times the meeting fees paid to non-employee directors.

    Effective January 1, 1995, the fees for attendance at Board meetings and committee meetings were increased to $600 and $450, respectively, per meeting. The Chair of each committee, excluding the Executive Committee, receives an additional $200 per committee meeting. Directors are also reimbursed for expenses incurred in connection with service as a director.

             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE-IN-CONTROL ARRANGEMENTS

    An Executive Retention Plan (the "Retention Plan") was adopted by the Board of Directors effective January 1, 1992. The Retention Plan covers executive officers and other key employees designated by the Board. Mr. Montoya has been provided with substantially similar benefits by agreement with PNM. The Retention Plan provides certain severance benefits should the employee's employment with PNM be terminated subsequent to a change in control of PNM or as the result of a sale or other disposition of all or substantially all the assets of a major operating unit, if such termination is for death, by PNM for reasons other than cause, or by the employee due to constructive termination. The severance benefits include: (i) lump sum severance equal to 2.5 times current base salary for executive officers; (ii) reimbursement of all legal fees and expenses incurred as a result of termination of employment; and (iii) certain insurance benefits which are substantially similar to those received by the employee immediately prior to termination of employment. The Retention Plan was effective for an initial term through December 31, 1992, and is subject to automatic extension for additional one year terms unless revoked by the Board by the October 1 date immediately preceding the commencement of the next successive one year term. The plan was reaffirmed in 1994. The Retention Plan is also subject to automatic extension, or revival if it has been revoked, in the event of a change in control during certain time periods.

    PNM also has a non-union severance pay plan that covers any non-union employee who is terminated due to the elimination of his or her position (an "impacted employee"), including executive officers. Benefits include severance pay in the amount of two months of base salary plus one additional week of base salary for each year of service, which may be enhanced if the participant signs a release agreement with PNM. Under a program adopted in 1993, an impacted employee would have the option to remain with PNM for an additional year but would give up the option to receive enhanced benefits. Also in 1993, the Board approved an amendment to the non-union severance pay plan. The amendment provides a benefit for impacted executives under which an executive would receive a lump sum distribution in lieu of the option that other employees have to remain with PNM for an additional year and reimbursement for placement assistance expenses incurred during the year after impaction up to 5% of base salary. Under the amendment, certain employees, including one executive officer, who are members of the team of employees involved in PNM's asset restructuring effort described below, would receive executive severance benefits if they are impacted because of the sale, or withdrawal from sale, of assets for which they are responsible. If an employee is eligible to receive benefits under the Retention Plan, benefits are not available to that employee under the severance pay plan.

    Mr. Montoya became President and CEO of PNM in August 1993. Under the terms of employment agreements entered into between PNM and Mr. Montoya, Mr. Montoya will be eligible to receive supplemental retirement benefits if he completes five years of service with PNM. He will also receive severance benefits substantially equal to the level of benefits provided to other members of senior management (discussed above) in the event he is terminated by the Board.

    Reference is made to the first footnote in the "OPTION GRANTS IN 1994 FISCAL YEAR" table. The options referred to in the table may become exercisable upon certain events such as change in control (as defined in the Performance Stock
Plan) of PNM.

                              RELATED TRANSACTION

    On January 11, 1993, PNM announced specific actions which were determined to be necessary in order to accelerate PNM's preparation for the new challenges in the competitive electric energy market. As part of this announcement, PNM stated its intention to attempt to sell its interest in Palo Verde Nuclear Generating Station ("PVNGS") Unit 3. PNM also announced its intention to dispose of the Sangre de Cristo Water Company and PNM's natural gas gathering and natural gas processing assets. Mr. J. E. Sterba was assigned to head the asset restructuring effort.

    The Board approved an incentive plan for a team of employees involved in the asset restructuring, and Mr. Sterba is one of the participants in the plan. Mr. Sterba is eligible for incentive payments under the plan upon certain asset dispositions.

    On February 12, 1994, an agreement was executed with Williams Gas Processing
- - Blanco, Inc., for the sale of substantially all of the natural gas gathering and processing assets of PNM and two subsidiaries for a cash selling price of $155 million, subject to certain adjustments. Subject to a number of conditions
and   approvals,  including  New  Mexico  Public  Utility  Commission  ("NMPUC")
approval, the sale of the gas assets is expected to close by the end of the second quarter of 1995. However, PNM cannot predict the ultimate timing or outcome of the NMPUC action. In addition, on February 28, 1994, PNM reached agreement with the City of Santa Fe for the sale of the utility assets of PNM's water division, the Sangre de Cristo Water Company, and operation of the water system by a subsidiary of PNM for up to four years following the sale. The purchase price, as currently adjusted, is approximately $56 million. Closing of the sale of the water utility is anticipated in the second quarter of 1995, subject to a number of conditions, including NMPUC approval. Certain other assets of Sangre de Cristo Water Company may also be sold. Although the specific amount of the incentive payments is presently unknown, PNM currently estimates the aggregate of the incentive payments to Mr. Sterba resulting from completing such asset sales would be approximately $171,000.

                                 OTHER BUSINESS

    The management of PNM knows of no other business which is likely to be brought before the meeting. If other matters not now known to management come before the Annual Meeting, the persons named in the accompanying proxy expect to vote in accordance with their judgment on such matters.

                              REQUESTS FOR REPORTS

    A COPY OF THE 1994 FORM 10-K IS INCLUDED AS PART OF PNM'S ANNUAL REPORT TO SHAREHOLDERS MAILED ON MARCH 22, 1995. ADDITIONAL COPIES OF THE REPORT ARE AVAILABLE UPON WRITTEN REQUEST TO PATRICK T. ORTIZ, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, ALVARADO SQUARE, ALBUQUERQUE, NEW MEXICO 87158.

                     DEADLINE FOR PROPOSALS BY STOCKHOLDERS

    In order to be considered for inclusion in PNM's Proxy Statement for the 1996 Annual Meeting of Stockholders, proposals from stockholders must be received by PNM at Alvarado Square, Mail Stop 2828, Albuquerque, New Mexico 87158, on or before November 23, 1995.

                                            By Order of the Board of Directors

                                                      Patrick T. Ortiz
                                                      CORPORATE SECRETARY

                    PUBLIC SERVICE COMPANY OF NEW MEXICO
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   The undersigned does hereby constitute and appoint R.G. Armstrong, R.U. Ortiz and P.F. Roth, and each or any of them, the true and lawful attorney-in-fact and proxy for the undersigned, with full power of substitution, to represent and vote the common stock of the undersigned at the Annual Meeting of Stockholders of Public Service P Company of New Mexico to be held in the auditorium of the
   UNM Continuing Education Conference Center at 1634 University Boulevard, N.E., Albuquerque, New Mexico, at 9:30 a.m., Mountain Daylight Time, on April 25, 1995, and at any adjournments thereof, on all matters coming before said meeting.

R

   A  VOTE FOR  THE FOLLOWING  PROPOSALS IS  RECOMMENDED BY  THE BOARD OF
   DIRECTORS.

O


   1. Election of Directors (John T.  2. Selection of Arthur Andersen LLP
      Ackerman, Joyce A. Godwin and      as  independent  auditors  for  the
      Manuel Lujan, Jr.).                current year.

X

     Mark one:  FOR all nominees
                listed above.         /  /  FOR    / / AGAINST    /  / ABSTAIN
                FOR all nominees      3. In their discretion, the proxies
                listed above except      are   authorized   to   vote   upon
Y                                 .      such   other   matters   as   may
                WITHHOLD AUTHORITY to    properly   come   before    this
      vote for all nominees listed       meeting,  or any  adjournment or
      above.                             adjournments thereof.

                                                              (Please turn over)

   THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE COMMON STOCKHOLDER.
   IF  NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND
   2.

   PLEASE DATE AND SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC., GIVE FULL TITLE. IF STOCK IS HELD JOINTLY, EACH JOINT OWNER SHOULD SIGN. IF
P STOCK IS OWNED BY A CORPORATION, PLEASE SIGN FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.
R

                                             Signature
O

                                             Signature
X

                                             Dated:  , 1995

Y

                                             PLEASE  MARK,  SIGN,  DATE AND
                                             RETURN THE PROXY CARD
                                             PROMPTLY, USING THE ENCLOSED
                                             ENVELOPE